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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                                 June 26, 1998
               -----------------------------------------------
               Date of Report (Date of Earliest Event Reported)




                     TRANSCONTINENTAL REALTY INVESTORS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)




        Nevada                0-13291              94-6565852
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(State of Incorporation)     (Commission         (IRS Employer
                              File No.)         Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX         75231
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(Address of Principal Executive Offices)                    (Zip Code)




Registrant's Telephone Number, Including Area Code: (214) 692-4700




                            Not Applicable
(Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS


On June 26, 1998, Transcontinental Realty Investors, Inc. (the "Company") purchased the Atrium, a 74,603 square foot office building in Palm Beach, Florida, for $5.4 million, approximately 1.7% of the Company's assets at December 31, 1997. The seller of the property was U. S. Technologies Trading, Ltd., an unrelated party. The property was constructed in 1985 and was 98% occupied on the date of purchase. The Company paid $1.3 million in cash and obtained new mortgage financing of $4.1 million. The mortgage bears interest at a variable rate, currently 7.93% per annum, requires monthly payments of principal and interest of $31,455 and matures in July 2001.

On July 8, 1998, the Company purchased Valley Rim, a 54,194 square foot office building in San Diego, California, for $5.1 million, approximately 1.6% of the Company's assets at December 31, 1997. The seller of the property was Valley Rim, LLC, an unrelated party. The property was constructed in 1988 and was 85% occupied on the date of purchase. The Company paid $1.4 million in cash and obtained new mortgage financing of $3.7 million. The mortgage bears interest at a variable rate, currently 9.45% per annum, requires monthly payments of principal and interest of $32,576 and matures in June 2005.

In assessing each purchase of income producing property described above, the following were among the factors considered by the Company's management, geographic location of the property, performance of the property, new or renovated properties in the vicinity of the property and the maintenance and appearance of the property. Additional factors considered were the ease of access to the property, the adequacy of related facilities, such as parking, and the property's sensitivity to market conditions in establishing rental rates.

In addition to the purchases discussed above, the Company has also purchased in 1998 seven apartment complexes, one each in El Paso, Midland, and Addison, Texas in January 1998, two in Midland, Texas in April 1998, one each in Odessa and Midland, Texas in May 1998. The Company has also purchased four office buildings, two in Dallas, Texas, one in February 1998 and the other in March 1998, and two in San Diego, California in May 1998. In addition to the purchases of these income producing properties, the Company has purchased four parcels of land, two in Dallas, Texas, one in January 1998 and the other in February 1998, one in Midland, Texas in May 1998 and one in Austin, Texas in July 1998. These properties were purchased for a total of $48.3 million. The Company paid $17.3 million in cash and financed the remainder of the purchase prices. The mortgages secured by these properties bear interest at fixed and variable rates, ranging from 7.2% to 9.5% per annum and mature from November 1999 to May 2013.

In March 1998, the Company sold a retail Center receiving net cash of $1.2 million.





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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS


The sellers of the Atrium and Valley Rim Office Buildings have informed the Company that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but is expected to be not later than August 26, 1998.



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                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       TRANSCONTINENTAL REALTY
                                       INVESTORS, INC.





Date:     July 21, 1998                By:      /s/ Thomas A. Holland
     ------------------------             -----------------------------------
                                            Thomas A. Holland
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)





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